UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 N. Tustin Avenue Suite 206 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 541-6100
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

License Agreement

Fresh Start Private Management Inc., a Nevada corporation (the "Company") is involved in establishing alcohol rehabilitation and treatment centers and has created an alcohol rehabilitation program consisting of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life counseling sessions from specialized counselors. The Naltrexone implant is manufactured by Trinity Rx Solutions LLC ("Trinity Rx"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the Naltrexone implant.

Effective on April 5, 2013, the Board of Directors of the Company authorized the execution of that certain ten year sub-license agreement amongst the Company, Kryptonite Investments LLC ("Kryptonite Investments") and Trinity dated April 8, 2013 (the "License Agreement"), pursuant to which Kryptonite Investments shall acquire an exclusive license (the "License") solely for the State of Arizona for the purpose of receiving, implanting, using, selling and otherwise importing for commercializing the Naltrexone implant.

In accordance with the terms and provisions of the License Agreement: (i) the License shall be granted by the Company to Kryptonite Investments upon payment of $425,000 to the Company as evidenced by that certain convertible debenture agreement (the "Debenture"); and (ii) the Company shall grant to Kryptonite Investments the exclusive rights to the License to use, sell and offer for sale in the State of Arizona the Naltrexone implant and includes the Company's copyrighted, trademarked or patented materials inclusive of name, logo and other Company materials, such as advertising, marketing, publicity, public relations and publications.

In further accordance with the terms and provisions of the License Agreement, Kryptonite Investments shall pay the following amounts to the Company a license fee of $300,000 (the "License Fee"), which shall be payable as either: (i) an upfront License Fee less 10% discount for total of $270,000 if paid within 30 days of date that all principal and interest is repaid by the Company for the Debenture; or (ii) additional royalty fee of 10% in addition to the running royalty fee (defined below) to be allocated towards the License Fee of $300,000, which additional royalty is to begin within 30 days of principal and interest being paid in full for the Debenture by the Company and the additional royalty shall cease once the $300,000 is received by the Company from Kryptonite Investments for the license fee.

The License Agreement provides that there shall be a running royalty fee of 10% (the "Running Royalty Fee") on each Naltrexone implant with the applicable royalty rate (the "Royalty Fee"), which Running Royalty Fee shall be paid to the Company after the Company has paid the Debenture. In accordance with the terms and provisions of the License Agreement, Kryptonite Investments shall pay to the Company: (i) a Royalty Fee of 10% of the gross payment received, which shall be paid monthly beginning the first of the month following the first implant procedure conducted by Kryptonite Investments; and (ii) the Running Royalty Fee.

Lastly, in accordance with the License Agreement, the Company shall provide to Kryptonite Investments: (i) support and training for efficient operations; (ii) all documentation and procedural support for patient requirements, surgical procedures, billing, claims and other operational documentation; (iii) known compliance requirements of insurers and Medicare; (iv) insurance claim pre-authorization, billing procedures and support; (v) patient forms and testing requirements; (vi) implant procedures, training and support; (viii) requirements for hiring, training and supporting life coaching counselors; (ix) all medical procedure documentation from a licensed physician and list of medical supplies needed to perform the implant procedure; (x) access to medical training by doctors as to how to perform the insertion of the Naltrexone implant; and (xi) marketing and educational videos, advertising materials, participation in clinical studies and results and referrals of any inquiries within the State of Arizona.

Securities Purchase Agreement

In conjunction with the License Agreement, the Company entered into that certain securities purchase agreement dated April 5, 2013 (the "Securities Purchase Agreement") with the principals of Kryptonite Investments (collectively, the "Principals"). In accordance with the terms and provisions of the Securities Purchase Agreement: (i) the Company shall sell and issue to the Principals up to 140 units (the "Unit") at a per Unit price of $25,000 for aggregate gross proceeds of up to $6,000,000. Each Unit shall consist of: (i) the one year Debenture in the face amount of $25,000, which is convertible into 50,000 shares of the Company's common stock at a conversion price of $0.50 per share; (ii) three (3) shares of the Company's common stock for each $1.00 of principal amount and 300% warrants coverage exercisable at $1.00 per share of common stock, and maturing not later than five (5) years following the closing (the "Series A Common Stock Purchase Warrant");

Therefore, in accordance with the terms and provisions of the License Agreement and the Securities Purchase Agreement, the Company has issued an aggregate of 17 Units to the Principals for aggregate proceeds of $425,000.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

SHARE EXCHANGE AGREEMENT

Effective on April 8, 2013, the Company granted an aggregate of 17 shares of its restricted common stock to the Principals, which constituted four U.S. residents. In accordance with the terms and provisions of the Securities Purchase Agreement, the Principals acquired an aggregate of 17 shares of the Company's restricted common stock as part of the Unit.

The shares were granted to four United States residents in reliance on Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Principals acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

DATE: April 30, 2013	/s/ Dr. Jorge Andrade
Name: Dr. Jorge Andrade Title: Chief Executive Officer/Secretary